Exhibit 99.1

FOR IMMEDIATE RELEASE

1401 Highway 62-65 North	FOR FURTHER INFORMATION CONTACT:
P O Box 550	Larry J. Brandt/CEO
Harrison, AR 72602	Tommy Richardson/COO
Sherri Billings/CFO
870.741.7641

FIRST FEDERAL BANCSHARES ANNOUNCES RESULTS OF

2011 SPECIAL MEETING OF STOCKHOLDERS

HARRISON, AR (April 29, 2011) —First Federal Bancshares of Arkansas, Inc. (NASDAQ: FFBH) (the “Company”), today announced the results of its April 29, 2011 special meeting of stockholders.  The Company’s stockholders approved all of the proposals put forward in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on March 30, 2011, including the proposals required to implement the Company’s recapitalization plan.

The matters approved by the Company’s stockholders are as follows:

•                  The amendment of the Articles of Incorporation, as amended, to effect a 1-for-5 reverse stock split of all outstanding shares of the Company’s common stock;

•                  The issuance of more than 20% of the Company’s post-reverse split outstanding common stock in accordance with the terms of the Investment Agreement dated January 27, 2011 (the “Investment Agreement”), as amended, by and among the Company, First Federal Bank (the “Bank”), and Bear State Financial Holdings, LLC (“Bear State”); and

•                  The adoption of the First Federal Bancshares of Arkansas, Inc. 2011 Omnibus Incentive Plan.

Larry J. Brandt, CEO of the Company said, “We appreciate the confidence and strong support of our many stockholders on all of the proposals associated with our recapitalization plan.  With these approvals in place, we are now positioned to implement the remaining steps in our recapitalization plan.”

The Company anticipates the initial closing of the transactions contemplated by the Investment Agreement will occur in May 2011.

About First Federal Bancshares of Arkansas, Inc.

First Federal Bancshares of Arkansas, Inc. is a savings and loan holding company and its banking subsidiary is the Bank, a community bank serving consumers and businesses with a full range of checking, savings, investment and loan products and services. First Federal Bank, founded in 1934, currently conducts business from 18 full-service branch locations, one stand-alone loan production office, and 29 ATMs located in Northcentral and Northwest Arkansas. For additional information on all the products and services First Federal Bank offers, visit www.ffbh.com or contact its Account Information Center at 870.365.8329 or 866.AIC.FFBH toll free or by email at aic@ffbh.com. First Federal Bancshares of Arkansas, Inc. stock trades on NASDAQ under the symbol “FFBH.”

Cautionary Statement

The transactions contemplated in the Investment Agreement include the issuance to Bear State of shares of common stock, which was approved by the stockholders as described above, and a warrant to purchase shares of common stock (collectively, the “Securities”) in a private transaction that has not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release is being issued pursuant to and in accordance with Rules 135 and 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy the Securities or the shares of common stock to be sold in the rights offering as contemplated in the Investment Agreement nor shall there be any offer, solicitation or sale of any of the Securities or shares to be issued in the rights offering in any jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  A registration statement for the shares of the common stock to be issued in the rights offering contemplated by the Investment Agreement has been filed with the Securities and Exchange Commission but has yet to be declared effective. These shares may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

Forward Looking Statements

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 and are subject to risk and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors.  All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, statements Words such as “will likely result,” “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of these words and similar expressions are intended to identify these forward-looking statements.  Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management.  The Company’s actual results may differ materially from those contemplated by the forward-looking statements.  The Company cautions you therefore against relying on any of these forward-looking statements.  These statements are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, whether as a result of new information, future developments or otherwise, except as may be required by law.